UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported) May 17, 2002

Commission File Number 0-28555


                                    VOLT INC,


              NEVADA                                          86-0960464
  -------------------------------                      ----------------------
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                        Identification Number)


5009 Indian Gulch Road, Catheys Valley CA  95306                95306
------------------------------------------------             -----------
  (Address of Principal Executive Offices)                   (Zip Code)


                                  209-374-3485
       ------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


-------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

         Not Applicable

Item 2.  Acquisition or Disposition of Assets.

         On May 17, 2002 Volt, Inc. (the "Company") acquired all of the stock of First Washington Financial Corporation, a Nevada corporation ("First Washington") and thereby acquired control of all of the assets of First Washington. First Washington is a mortgage loan originator and direct lender in the home mortgage loan industry and currently concentrates its business in Washington, D.C., Maryland and Virginia. The Company intends to continue with First Washington's business and to expand its operations nationwide. The Company issued two million (2,000,000) restricted shares of its common stock (the "Acquisition Price") to the shareholders of First Washington in exchange for all of the issued and outstanding shares of stock of First Washington. The Acquisition Price was based on the value of First Washington and the market value of the Company's shares on the date of the acquisition taking into consideration the fact that the Company issued unregistered restricted shares in exchange for all of the shares of First Washington. Prior to the acquisition, Denis Tseklenis, the President, chairman of the board of directors and shareholder of the Company owned twenty-five percent (25%) of the stock of First Washington. Prior to the acquisition, none of the other shareholders of First Washington were related to or affiliated with the Company

Item 3.  Bankruptcy or Receivership.

         Not Applicable

Item 4.  Changes in Registrant's Certified Public Accountant.

         Not Applicable

Item 5.  Other Events and Regulation FD Disclosure.

         Not Applicable

Item 6.  Resignations of Registrant's Directors.

         Not Applicable

Item 7.  Financial Statements and Exhibits.

         Financial statements relating to the reported event will be filed within sixty (60) days of the date of the reported event

Item 8.  Change in Fiscal Year.

         Not Applicable

Item 9.  Regulation FD Disclosure.

         Not Applicable


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


Date:  May 30, 2002                             VOLT INC.



                                                By:  s/s Denis C. Tseklenis
                                                Denis C. Tseklenis, President
                                                and Chief Executive Officer